Exhibit 1A-15

DF REIT LLC


DiversyFund, Inc.
Delaware Corp
EIN: 81-3674036
DF Manager, LLC
Delaware LLC
EIN: 83-1240533
Manager
REIT Investors
100 % Owner
DF Growth REIT
Delaware LLC
EIN: 85-2600369
Multi-Family Real Estate Asset
Multi-Family Real Estate Asset
Multi-Family Real Estate Asset
Multi-Family Real Estate Asset
Multi-Family Real Estate Asset
Multi-Family Real Estate Asset